EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Talphera, Inc. of our report dated March 23, 2026 relating to the consolidated financial statements, which appears in Talphera, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

Walnut Creek, California

March 24, 2026